Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES INCREASE OF COMMON STOCK PRIVATE PLACEMENT

LAS VEGAS, NEVADA - December 11, 2017 – VICI Properties Inc. (OTC: VICI) (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today announced that certain additional investors became parties to the previously announced Common Stock Purchase Agreement (the “Purchase Agreement”), bringing the total investment amount to $1.0 billion. Pursuant to the terms of the Purchase Agreement, the Company will sell 54,054,053 shares of common stock at a price of $18.50 per share. Following completion of this offering, there will be 300,278,939 shares of common stock outstanding. The net proceeds will be used to partially fund the Company’s previously announced acquisition of the land and real estate assets of the Harrah’s Las Vegas Hotel and Casino in a sale leaseback transaction (“Harrah’s Las Vegas”) and for working capital and general corporate purposes. The sale of common stock is conditioned on the closing of the acquisition and customary conditions.
The shares of common stock being offered and sold to the purchasers pursuant to the Purchase Agreement are being offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares will not be registered under the Securities Act, and may not be offered or sold by the purchasers in the United States, absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 19 gaming facilities comprising 32.5 million square feet and features approximately 12,000 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 53 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that the Company may be unable to complete its acquisition of Harrah’s Las Vegas and the private placement transaction. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its Form 10 registration statement, as amended, most recently filed Quarterly Report on Form 10-Q, its Current Reports on Form 8-K and other Securities and Exchange Commission filings. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(725) 201-6415
Or
ICR
Jacques Cornet
Jacques.Cornet@icrinc.com

Media Contacts:
PR@viciproperties.com
(725) 201-6414
Or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249

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